Exhibit 10.1

September 28, 2012

To the parties shown on Schedule “A”

attached hereto and made a part hereof

Re:	Senior Unsecured Revolving Credit Facility in the current aggregate maximum principal amount of up to $725,000,000.00 – First Amendment

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement dated October 25, 2011 (hereinafter referred to as the “Credit Agreement”) entered into by and among Verisk Analytics, Inc., a Delaware corporation, and Insurance Services Office, Inc., a Delaware corporation, as co-borrowers (hereinafter collectively referred to as the “Co-Borrowers”), certain lenders (hereinafter collectively referred to as the “Lenders”), Bank of America, N.A., as swing line lender and letter of credit issuer (hereinafter, Bank of America, in its capacity as letter of credit issuer, shall be referred to as “L/C Issuer”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as joint lead arrangers and joint book managers, JPMorgan Chase Bank, N.A., as syndications agent, Morgan Stanley Bank, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and Bank of America, N.A., as Administrative Agent for the Lenders (hereinafter, in such capacity, referred to as the “Agent”), pursuant to which the Lenders have made available to the Borrower a five (5) year amended and restated syndicated senior unsecured revolving credit facility in the current aggregate maximum principal amount of up to $725,000,000.00 (hereinafter referred to as the “Facility”). Defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Credit Agreement.

Reference is hereby further made to that certain Amended and Restated Continuing Guaranty dated October 25, 2011 made by certain Guarantors (hereinafter collectively referred to as the “Guarantors”) in favor of the Agent and the Lenders.

September 28, 2012

The Co-Borrowers have requested that the Lenders and the Agent, and the Lenders and the Agent have agreed, (i) to increase the maximum principal amount of the Facility from the current aggregate maximum principal amount of up to $725,000,000.00 to an increased aggregate maximum principal amount of up to $850,000,000.00, (ii) to extend the existing Maturity Date of the Facility by one (1) year from the existing Maturity Date of “October 24, 2016” to a new Maturity Date of “October 24, 2017”, and (iii) to amend Section 7.08(b) of the Credit Agreement for the purposes of increasing the maximum Consolidated Funded Debt Leverage Ratio permitted under said Section from the existing ratio of “3.25 -to- 1.0” to a new ratio of “3.50 -to- 1.0”. Therefore, the parties hereby covenant and agree as follows:

1. Effective as of the date hereof, the Agent and the Lenders hereby agree as follows:

(i) The Co-Borrowers have exercised their right to increase the maximum principal amount of the Facility in accordance with the terms, conditions, and provisions of Section 2.14 of the Credit Agreement and, as a result, the aggregate maximum principal amount of the Facility is hereby increased to $850,000,000.00.

(ii) Section 1.01 of the Credit Agreement is hereby amended and modified by deleting the existing definition of “Fee Letter” in its entirety and inserting the following new definition of “Fee Letter” in its place and stead:

““Fee Letter” means, collectively, (a) that certain letter agreement dated October 4, 2011, by and among the Co-Borrowers, the Administrative Agent and the Arrangers and (b) that certain letter agreement dated August 30, 2012, by and among the Co-Borrowers, the Administrative Agent and the Arrangers.”

(iii) Section 1.01 of the Credit Agreement is hereby amended and modified by deleting the reference in the definition of “Maturity Date” to a date of “October 24, 2016” and inserting a reference to new date of “October 24, 2017” in its place and stead.

(iv) Section 7.08(b) of the Credit Agreement is hereby amended and modified by deleting the reference therein to a maximum permitted Consolidated Funded Debt Leverage Ratio of “3.25 -to- 1.0” and inserting a reference to a new ratio of “3.50 -to- 1.0” in its place and stead. In addition, the related references to a Consolidated Funded Debt Leverage Ratio of “3.25:1” set forth and contained (a) in the definition of “Applicable Rate”, which existing definition shall be deleted in its entirety and the new definition set forth on Annex A hereto shall be inserted in its place and stead and (b) on Schedule 1 to the Form of Compliance Certificate attached to the Credit Agreement as Exhibit “D” shall likewise be deleted, and new references to a Consolidated Funded Debt Leverage Ratio of “3.50:1” shall be inserted in their place and stead.

(v) The Commitments and Applicable Percentages set forth and contained on the existing Schedule 2.01 of the Credit Agreement are hereby deleted in their entirety and the Commitments and Applicable Percentages set forth on Schedule 1 attached hereto are hereby inserted in their place and stead.

2. There is, as of September 24, 2012, due and owing on the Facility the principal amount of $136,291,573.00, consisting of (i) Committed Loans in the aggregate principal amount of $135,000,000.00, and (ii) issued and outstanding Letters of Credit in the aggregate stated amount of $1,291,573.00, in the case of each of the foregoing together with unpaid accrued interest, fees, costs and expenses due and owing to the Lenders under the Credit Agreement, all without offset, defense or counterclaim, all of which are hereby expressly waived by the Co-Borrowers and the Guarantors as of the date hereof. As of September 24, 2012, there were no amounts due and owing to the Lenders in connection with any unreimbursed draws on any Letter of Credit.

September 28, 2012

3. The Co-Borrowers and the Guarantors hereby represent and warrant to the Lenders and the Agent that all representations and warranties of the Co-Borrowers and the Guarantors contained in the Credit Agreement and all of the other Loan Documents continue to be true, accurate and correct as of the date hereof, as if made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement. All of the indebtedness represented by the Loan Documents and all other obligations, responsibilities, and liabilities of the Co-Borrowers and the Guarantors to the Lenders and the Agent are due without any offset, defenses, or counterclaims whatsoever. The Co-Borrowers and the Guarantors hereby covenant and agree that, except as expressly amended and/or modified by this letter agreement, all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect.

4. The Co-Borrowers and the Guarantors do hereby (i) represent and warrant that, after giving effect to the terms, conditions, and provisions of this letter agreement, no Event of Default exists or will exist upon the delivery of notice, passage of time, or both; (ii) except as otherwise set forth herein, acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Facility, or any waiver of the terms, conditions, or provisions of the Credit Agreement and/or any of the other Loan Documents and do not constitute a release, termination or waiver of any of the rights and/or remedies granted to the Lenders and/or the Agent under the Loan Documents; (iii) represent and warrant that none of the certificate or articles of incorporation, by-laws, or other governing documents of either of the Co-Borrowers or the Guarantors have been amended, modified and/or supplemented in any material way since the date such documents were most recently delivered to the Lenders; and (iv) represent and warrant that the Co-Borrowers and the Guarantors have taken all necessary action required by law and by its governing documents to execute and deliver this letter agreement and that such execution and delivery constitutes the legal and validly binding action of such entity.

5. On and after the date of this letter agreement, this letter agreement shall for all purposes constitute a “Loan Document”.

6. This letter agreement may be executed in any number of counterparts, each of which, when taken together, shall be deemed one and the same instrument.

7. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

September 28, 2012

Kindly indicate the agreement with the terms and conditions of this letter agreement by countersigning in the space provided below, and returning a countersigned copy of this letter agreement to the undersigned.

Very truly yours,

BANK OF AMERICA, N.A., as the Agent

By:	/s/ Angela Larkin
Name: Angela Larkin
Title: Assistant Vice President

September 28, 2012

ACCEPTED AND AGREED AS OF THE 28th DAY OF SEPTEMBER, 2012:

CO-BORROWERS:

VERISK ANALYTICS, INC., as a Co-Borrower

	By:	/s/ Mark V. Anquillare
Mark V. Anquillare
Executive Vice President and Chief Financial Officer

INSURANCE SERVICES OFFICE, INC., as a Co-Borrower

	By:	/s/ Mark V. Anquillare
Mark V. Anquillare
Executive Vice President and Chief Financial Officer

GUARANTORS:

XACTWARE SOLUTIONS, INC., a Delaware corporation
ISO SERVICES, INC., a Delaware corporation
ISO CLAIMS SERVICES, INC., a Delaware corporation
AIR WORLDWIDE CORPORATION, a Delaware corporation
VERISK HEALTH, INC., a Massachusetts corporation
INTERTHINX, INC., a California corporation
VERISK HEALTH SOLUTIONS, INC., a Delaware corporation

By:	/s/ Mark V. Anquillare
Mark V. Anquillare
Vice President of Xactware Solutions, Inc.,
ISO Services, Inc.,
ISO Claims Services, Inc.,
AIR Worldwide Corporation, and Interthinx, Inc.
Vice President and Chief Financial Officer of
Verisk Health, Inc., and
Verisk Health Solutions, Inc.

[SIGNATURES CONTINUED ON NEXT PAGE]

September 28, 2012

LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ William T. Franey
William T. Franey
Senior Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

September 28, 2012

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Michelle Cipriani
Name:	Michelle Cipriani
Title:	Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

September 28, 2012

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Tony Sood
Name:	Tony Sood
Title:	Director

[SIGNATURES CONTINUED ON NEXT PAGE]

September 28, 2012

SUNTRUST BANK, as a Lender

By:	/s/ Peter Wesemeier
Name:	Peter Wesemeier
Title:	Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

September 28, 2012

RBS CITIZENS, N.A., as a Lender

By:	/s/ Paul Darrigo
Name:	Paul Darrigo
Title:	Senior Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

September 28, 2012

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

[SIGNATURES CONTINUED ON NEXT PAGE]

September 28, 2012

TD BANK, N.A., as a Lender

By:	/s/ Craig Welch
Name:	Craig Welch
Title:	SVP

[SIGNATURES CONTINUED ON NEXT PAGE]

September 28, 2012

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ Daniel Vilarelle
Name:	Daniel Vilarelle
Title:	Vice President

[SIGNATURES CONTINUED ON NEXT PAGE]

September 28, 2012

THE NORTHERN TRUST COMPANY, as a Lender

By:	/s/ Andrew D. Holtz
Name:	Andrew D. Holtz
Title:	Vice President

[END OF SIGNATURES]

September 28, 2012

SCHEDULE “A”

	Via Overnight Courier	Via Overnight Courier

	Verisk Analytics, Inc.	Verisk Health Solutions, Inc.
	Insurance Services Office, Inc.	130 Turner Street, 7th Floor
	545 Washington Boulevard	Waltham, Massachusetts 02453
Jersey City, New Jersey 07310
Attention:	Mr. Mark V. Anquillare
Executive Vice President and
Chief Financial Officer

	Via Overnight Courier	Via Overnight Courier

	Verisk Analytics, Inc.	Verisk Health, Inc.
	Insurance Services Office, Inc.	99 Summer Street, Suite 520
	545 Washington Boulevard	Boston, Massachusetts 02110
Jersey City, New Jersey 07310
Attention:	Kenneth E. Thompson, Esq.
Executive Vice President and
General Counsel

	Via Overnight Courier	Via Overnight Courier

	Xactware Solutions, Inc.	ISO Claims Services, Inc.
	1426 East 750 North	250 Berryhill Road
	Orem, Utah 84097	Columbia, South Carolina 29210

	Via Overnight Courier	Via Overnight Courier

	ISO Services, Inc.	Interthinx, Inc.
	545 Washington Boulevard	30005 Ladyface Circle
	Jersey City, New Jersey 07310-1686	Agoura Hills, California 91301

	Via Overnight Courier	Via Electronic Communication

	ISO Claims Services, Inc.	Bank of America, N.A. (in its capacity as a Lender, the L/C Issuer, and the Swing
	250 Berryhill Road	Line Lender)
	Columbia, South Carolina 29210	JPMorgan Chase Bank, N.A.
Wells Fargo Bank, N.A.
	Via Overnight Courier	SunTrust Bank
RBS Citizens, N.A.
	Verisk Health, Inc.	Morgan Stanley Bank, N.A.
	99 Summer Street, Suite 520	TD Bank, N.A.
	Boston, Massachusetts 02110	Sovereign Bank, N.A.
The Northern Trust Company

September 28, 2012

SCHEDULE 1

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$195,000,000.00	22.941176471%
JPMorgan Chase Bank, N.A.	$160,000,000.00	18.823529412%
Wells Fargo Bank, N.A.	$135,000,000.00	15.882352941%
SunTrust Bank	$95,000,000.00	11.176470588%
RBS Citizens, N.A.	$80,000,000.00	9.411764706%
Morgan Stanley Bank, N.A.	$65,000,000.00	7.647058823%
TD Bank, N.A.	$52,500,000.00	6.176470588%
Sovereign Bank, N.A.	$40,000,000.00	4.705882353%
The Northern Trust Company	$27,500,000.00	3.235294118%

Total	$850,000,000.00	100.000000000%

September 28, 2012

ANNEX A

APPLICABLE RATE

“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Consolidated Funded Debt Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate

Pricing Level	Consolidated Funded Debt Leverage Ratio	Commitment Fee	Eurodollar Rate Margin	Base Rate Margin	Letter of Credit Fee
1	< 1.75:1	17.5 bps	125.0 bps	25.0 bps	125.0 bps
2	> 1.75 but < 2.25:1	22.5 bps	150.0 bps	50.0 bps	150.0 bps
3	> 2.25:1 but < 3.50:1	30.0 bps	187.5 bps	87.5 bps	187.5 bps

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Funded Debt Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 2 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered. The Applicable Rate in effect from the Closing Date through the date on which the Administrative Agent receives the Co-Borrowers’ Compliance Certificate and related financial statements for its third fiscal quarter of the 2012 fiscal year shall be determined based upon Pricing Level 2.

For the purposes of calculating the Consolidated Funded Debt Leverage Ratio in connection with this definition only, and for no other purpose, to the extent that Verisk or any direct or indirect Subsidiary of Verisk acquires a Person, the Administrative Agent shall include in its calculation of Consolidated EBITDA the pro forma effect of such acquisition as if such acquisition shall have occurred on the first date of the applicable test period.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).